Exhibit 99.1

INVESTOR AND MEDIA CONTACT:

Brian Lantz

847-484-4574

brian.lantz@FBHS.com

FORTUNE BRANDS HOME & SECURITY COMPLETES ACQUISITION OF

WOODCRAFTERS HOME PRODUCTS

DEERFIELD, Ill. – June 20, 2013 – Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced that it has completed the acquisition of WoodCrafters Home Products, a leading, privately-owned manufacturer of bathroom vanities and vanity sink tops. FBHS announced an agreement to acquire WoodCrafters on May 2, 2013.

“We’ve been a leader in kitchen and bath cabinets for years. WoodCrafters’ strength in vanities and integrated sink basin tops immediately strengthens our offerings for the bathroom, with more products, more control over our supply chain and expanded low-cost North American manufacturing capacity,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “The cabinet market is in the early stages of recovery. Now is the perfect time to add to our leadership position as the leading cabinet manufacturer in North America with this strategic acquisition.”

The Company completed the acquisition for a purchase price of $300 million which should be equivalent to 7.5 times annual EBITDA. Over the next couple of years, potential synergies resulting from the acquisition could reduce the purchase multiple to closer to 6 times EBITDA.

WoodCrafters, which will become part of the Company’s Kitchen & Bath Cabinetry segment, is headquartered in Weslaco, Texas and has estimated annual sales of $230 million. WoodCrafters operates manufacturing facilities in southern Texas and northern Mexico. The Company plans for WoodCrafters to operate as a business unit of MasterBrand Cabinets, Inc., the Company’s kitchen & bath cabinetry unit, with its current management team, staffing, operations and locations. WoodCrafters has approximately 2,000 associates.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The Company’s more than 16,000 full-time associates generated $3.6 billion in net sales in 2012. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,”

“outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. In addition, this press release contains certain forward-looking statements that involve risks and uncertainties associated with the transaction between Fortune Brands Home & Security, Inc. (“FBHS”) and WoodCrafters Home Products Holding, LLC (“WoodCrafters”). These risks and uncertainties include: market conditions; the risk that WoodCrafters and FBHS will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate WoodCrafters’ business; and other factors beyond the companies’ control and the risk factors and other cautionary statements. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Source: Fortune Brands Home & Security, Inc.